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                                     [Letterhead]




    April 17, 1997




    Securities and Exchange Commission
    450 Fifth Street, NW
    Washington, DC  20549


    Commissioners:


    I hereby consent to the reference to my name under the caption "Legal Matters" in the Statement of Additional Information contained in Post-Effecitve Amendment No. 3 to the Registration Statement on Form N-4 (File No. 33-90984) to be filed by CIGNA Life Insurance Company and CIGNA Variable Annuity Separate Account I with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended.


    Very truly yours,



    /s/ Edwin L. Kerr

    Edwin L. Kerr